Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) dated January 12, 2011 is made by and between Jan Smilek and Sucampo Pharmaceuticals, Inc., a corporation duly incorporated under Delaware law, and its subsidiaries and affiliates (collectively referred to as the “Company”).

The last day of employment for Jan Smilek is January 12, 2011 (Termination Date”). The Employment Agreement dated November 20, 2008 (“Employment Agreement”) between Jan Smilek and the Company is hereby terminated on the Termination Date, except Article 5 and Section 6.7.  The effective date of this Agreement is the date on which Jan Smilek signs the Agreement (“Effective Date”).

In order to settle as fully as possible all known and unknown claims I, Jan Smilek, might have against Company and all related parties, the Company and I agree as follows:

(a)  Consideration:  Within 14 days after the Company receives this Agreement and it has become effective, the Company will pay me the following:

(i) The gross amount of $113,147.32 (equivalent to six months of your current base salary) (Severance Payment), less required deductions for tax withholding, a benefit which is provided for under the Employment Agreement;

(ii) Thirty (30) days pay at your current base salary in lieu of any notice required under the Employment Agreement beginning on the day after your Termination Date, a benefit which is provided for under the Employment Agreement;

(iii) If you elect COBRA continuation of your health insurance coverage, the Company will reimburse you for any COBRA continuation premium payments made by you for a period ending on a date that is six (6) months following the Termination Date, a benefit which is provided for under the Employment Agreement.  Current medical coverage will continue through the end of January 2011;

(iv) You will be eligible for your 2010 Management Bonus using a 100% bonus rating for the individual portion of your bonus but the corporate rating will be the rating that is to be determined by Dr. Ryuji Ueno, CEO, and the Compensation Committee in accordance with the bonus program currently in place, a benefit for which you are otherwise not entitled to;

(v) a consulting agreement for up to six (6) months at $250 per hour for work performed but not to exceed 20 hours of work unless otherwise agreed in writing between us, a benefit for which you are otherwise not entitled to and which is attached to this Agreement as Exhibit A;

 (vi) Your rights with respect to any stock options previously awarded to you will be determined in accordance with the applicable award agreement and the Company’s Stock Incentive Plan; and

(vii) The Company will provide you with outplacement services with a total value of three thousand dollars ($3,000.00), a benefit for which you are otherwise not entitled to.

The amounts set forth above will not be taken into account in determining my rights or benefits under any other program.  The Company shall report this payment to taxing authorities, and withhold taxes from it, as it determines it is required to do by applicable law.

(b)  Release:  I release (i.e., give up) all known and unknown claims that I presently have against the Company, all current and former, direct and indirect parents, subsidiaries, brother-sister companies, and all other affiliates and related partnerships, joint ventures, or other entities, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this section, and their successors (Released Parties), except claims that the law does not permit me to waive by signing this Agreement.  For example, I am releasing all common law contract, tort, or other claims I might have, as well as all claims I might have under the Age Discrimination in Employment Act (ADEA), the Worker Adjustment & Retraining Notification Act (WARN Act), Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (ADA), the Employee Retirement Income Security Act of 1974 (ERISA), and any similar domestic or foreign laws, such as Maryland laws.

(c)  Applicable Law:  This agreement is governed by Federal law and the laws of Maryland.

(d)  Representations and Promises:  The Company and I acknowledge and agree that:

(i)  Complete Agreement:  This Agreement is the entire agreement relating to any claims or future rights that I might have with respect to the Company and the Released Parties.  Once in effect, this Agreement is a legally admissible and binding agreement.  It shall not be construed strictly for or against me, the Company, or any Released Party.

 (ii)  Amendments:  This Agreement only may be amended by a written agreement that the Company and I both sign.

 (iii)  Representations:  When I decided to sign this Agreement, I was not relying on any representations that are not in this Agreement.  The Company would not have agreed to pay the consideration I am getting in exchange for this Agreement but for the representations and promises I am making by signing it.  I have not suffered any job-related wrongs or injuries, such as any type of discrimination, for which I might still be entitled to compensation or relief now or in the future.  I have properly reported all hours that I have worked and I have been paid all wages, overtime, commissions, compensation, benefits, and other amounts that the Company or any Released Party should have paid me in the past.  I understand that the Company in the future may improve employee benefits or pay.  I understand that my old job may be refilled.  I have not been told that the Company or any Released Party ever will employ me in the future.

(iv)  Reemployment:   I promise not to seek employment with the Company or any Released Party unless it asks me to do so in writing.

(v)  No Wrongdoing:  This Agreement is not an admission of wrongdoing by the Company or any other Released Party; neither it nor any drafts shall be admissible evidence of wrongdoing.

(vi)  Unknown Claims:  I am intentionally releasing claims that I do not know that I might have and that, with hindsight, I might regret having released.  I have not assigned or given away any of the claims I am releasing.

 (vii)  Effect of Void Provision:  If the Company or I successfully assert that any provision in this Agreement is void, the rest of the Agreement shall remain valid and enforceable unless the other party to this Agreement elects to cancel it.  If this Agreement is cancelled, I will repay the consideration I received for signing it.

(viii)  Consideration of Agreement:  If I initially did not think any representation I am making in this Agreement was true or if I initially was uncomfortable making it, I resolved all my doubts and concerns before signing this Agreement.  I have carefully read this Agreement, I fully understand what it means, I am entering into it knowingly and voluntarily, and all my representations in it are true.  The consideration period described in the box above my signature started when I first was given this Agreement, and I waive any right to have it restarted or extended by any subsequent changes to this Agreement.

(ix)  Disclosure of Unlawful Conduct or False Claims:  I have disclosed to the Company any information I have concerning any conduct involving the Company or any affiliate that I have any reason to believe may be unlawful or that involves any false claims to the United States.  I promise to cooperate fully in any investigation the Company or any affiliate undertakes into matters occurring during my employment with the Company or any affiliate.  I understand that nothing in this Agreement prevents me from cooperating with any U.S. government investigation.  In addition, to the fullest extent permitted by law, I hereby irrevocably assign to the U.S. government any right I might have to any proceeds or awards in connection with any false claims proceedings against the Company or any affiliate.

(x)  Agreement to be Confidential:  I have not disclosed and will never disclose the underlying facts that led up to the settlement evidenced by this Agreement, or the terms, amount, or existence of that settlement or this Agreement, to anyone other than a member of my immediate family or my attorney or other professional advisor and, even as to such a person, only if the person agrees to honor this confidentiality requirement.  Such a person’s violation of this confidentiality requirement shall be treated as a violation by me.  This subsection does not prohibit disclosures to the extent necessary legally to enforce this Agreement or to the extent required by law (but only if I notify the Company of a disclosure obligation or request within one day after I learn of it and permit the Company to take all steps it deems to be appropriate to prevent or limit the required disclosure).  Because it would be difficult or impossible to calculate the actual damages the Company would suffer if I violate my confidentiality obligations, which would be substantial, I agree to pay the Company $5,000 in damages for each violation.

(xi)  Return of Company Property:  I have returned to the Company all files, memoranda, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, and any other property of the Company or any Released Party in my possession or control.  I have executed the Termination Certificate attached as Exhibit B. I have cleared all expense accounts, repaid everything I owe to the Company or any Released Party, paid all amounts I owe on Company-provided credit cards or accounts (such as cell phone accounts), and canceled or personally assumed any such credit cards or accounts.  I agree not to incur any expenses, obligations, or liabilities on behalf of the Company.

(xii)  Nondisparagement:  I agree not to criticize, denigrate, or otherwise disparage the Company, any other Released Party, or any of their products, processes, experiments, policies, practices, standards of business conduct, or areas or techniques of research.  However, nothing in this subsection shall prohibit me from complying with any lawful subpoena or court order or taking any other actions affirmatively authorized by law.

(e)  Cooperation:  I agree that, as requested by the Company, I will fully cooperate with the Company or any affiliate in effecting a smooth transition of my responsibilities to others.  I agree to spend up to a maximum of 20 hours within the next six (6) months, through June 30, 2010 under the terms of the consulting agreement which is attached as Exhibit A.  For example, when requested by the Company, I will promptly and fully respond to all inquiries from the Company or any affiliate and its representatives relating to the arbitration entitled Sucampo Pharmaceuticals, Inc., et al. vs. Takeda Pharmaceutical Company, et al. and testify, if necessary, in connection with that arbitration.  I further agree that, as requested by the Company, I will cooperate fully with the Company or its representatives in any investigation, proceeding, administrative review or litigation brought against the Company or any Released Party by any government agency or private party pertaining to matters occurring during my employment with the Company or any Released Party.  To the extent I incur out-of-pocket expenses (such as postage costs or telephone charges) in assisting the Company or any affiliate at its request, the Company will mail me a reimbursement check for those expenses within 30 days after it receives my request for payment, along with satisfactory written substantiation of the claimed expenses.

(f)  Arbitration of Disputes:  The Company and I agree to resolve any disputes we may have with each other through final and binding arbitration.  For example, I am agreeing to arbitrate any dispute about the validity of this Agreement or any discrimination claim.  I also agree to resolve through final and binding arbitration any disputes I have with any other Released Party who elects to arbitrate those disputes under this subsection.  Arbitrations shall be conducted by JAMS in accordance with its employment dispute resolution rules.  This agreement to arbitrate does not apply to government agency proceedings.  I acknowledge that I understand this section’s arbitration requirements and that arbitration would be in lieu of a jury trial.

(g)  Nondisclosure:  I acknowledge that I possess secret, confidential, or proprietary information or trade secrets concerning the operations, future plans, or business methods of the Company and its affiliates.  I agree that the Company and its affiliates would be severely damaged and irreparably harmed if I used or disclosed this information.  To prevent this harm, I have made the following promises; they only supersede other similar promises I may have made to the extent these promises are more protective of the Company’s interests, as it determines:

(i)  Promise Not to Disclose:  I promise never to use or disclose any such information before it has become generally known within the relevant industry through no fault of my own.  I agree that this promise will never expire.

(ii)  Promise Not to Solicit:  To prevent me from inevitably breaking the promise I have just made, I further agree that, for 12 months from the date I sign this Agreement:  (1) as to any customer or supplier of the Company or its affiliates with whom I had dealings or about whom I acquired proprietary information during my employment, I will not solicit or attempt to solicit the customer or supplier to do business with any person or entity; and (2) I will not solicit for employment any person who is, or within the preceding 6 months was, an officer, manager, employee, or consultant of the Company or its affiliates, unless the individual was laid off before my solicitation.

(iii)  Promise Not to Engage in Certain Employment:  I agree that, for 12 months from the date I sign this Agreement, I will not accept any employment or engage in any activity, without the Company’s written consent, if the loyal and complete fulfillment of my duties would inevitably require me to reveal or use trade secrets or other confidential information I have promised not to disclose or use, as reasonably determined by the Company.

(iv)  Promise to Discuss Proposed Actions in Advance:  Before I disclose or use information or commence employment, solicitations, or any other activity that could possibly violate the promises I have just made, I promise that I will discuss my proposed actions with General Counsel at 240-223-3627, who will advise me in writing whether my proposed actions would violate these promises.

I further agree that the Company would be irreparably harmed by any actual or threatened violation of this section, and that the Company will be entitled to an injunction prohibiting me from committing any such violation.

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YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS AGREEMENT. BEFORE SIGNING THIS AGREEMENT, READ IT CAREFULLY, AND THE COMPANY SUGGESTS THAT YOU DISCUSS IT WITH YOUR ATTORNEY AT YOUR OWN EXPENSE. TAKE AS MUCH TIME AS YOU NEED TO CONSIDER THIS AGREEMENT BEFORE DECIDING WHETHER TO SIGN IT, UP TO 21 DAYS. BY SIGNING IT YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

FEBRUARY 15, 2011 IS THE DEADLINE FOR YOU TO DELIVER A SIGNED COPY OF THIS AGREEMENT TO SUSAN BACH AT SUCAMPO PHARMACEUTICALS, INC. IF YOU FAIL TO DO SO, YOU WILL NOT RECEIVE THE SPECIAL PAYMENTS OR BENEFITS DESCRIBED IN IT.

YOU MAY REVOKE THIS AGREEMENT IF YOU REGRET HAVING SIGNED IT. TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO THOMAS J. KNAPP AT SUCAMPO PHARMACEUTICALS, INC. BEFORE SEVEN 24-HOUR PERIODS EXPIRE FROM THE TIME YOU SIGNED IT. IF YOU REVOKE THIS AGREEMENT, IT WILL NOT GO INTO EFFECT AND YOU WILL NOT RECEIVE THE SPECIAL PAYMENTS OR BENEFITS DESCRIBED IN IT.

Date:	1/28/11	/s/ Jan Smilek
Employee

Date:	1/28/11	/s/ Thomas J. Knapp
Company